As filed with the Securities and Exchange Commission
                                        on April 23, 2000

                     Commission File Number 333-77461

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                            Amendment 2 to

                               FORM SB-2
                           REGISTRATION STATEMENT
                     Under The Securities Act of 1933

                            BioNet Technologies, Inc.

   NEVADA                                                 84-1247085
 (State or other  (Primary Standard Industrial    (I.R.S. Employer
jurisdictions      Classification Code Number)   Identification number)
of incorporation
or organization

            1070 East Indian Town Road, Suite 208-210
                        Jupiter, Florida  33477
                       Telephone:  (561) 745-1949
     (Address and telephone number of registrant's principal executive offices and principal place of business.)

     (Name, address and telephone number of agent for service.)

                           with copies to:
                           Jody M. Walker
                           Attorney At Law
                        7841 South Garfield Way
                       Littleton, Colorado 80122

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:   | x |

                       CALCULATION OF REGISTRATION FEE
Title of each                        Proposed           Proposed      Amount of
class of             Amount to be    offering          aggregate    registration
securities            registered      price          offering price     fee
common stock(1)
 $.001 par value     2,000,000        $.56(2)          $1,120,000      $350.00

(1)Represents common stock to be registered for selling security holders.
(2)Based on bid price of our common stock solely for purposes of computing the registration fee

The registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on a date as the Commission, acting pursuant to said Section 8(a), may determine.

                PRELIMINARY PROSPECTUS DATED April 23, 2000
                          SUBJECT TO COMPLETION

          2,000,000 common shares on behalf of selling security holders

                        BioNet Technologies, Inc.


- We will not receive any cash or other proceeds in connection with selling security holder's sale


                       Trading Symbol:   BNTK
                       Recent Price:    $.312

Consider carefully the risk factors beginning on page 10 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities.   This prospectus
is not soliciting an offer to buy these securities in any state where the state does not permit the offer or sale.



               The date of the prospectus is April 23, 2000

            TABLE OF CONTENTS

PROSPECTUS SUMMARY                                  6
RISK FACTORS                                        8
DILUTION                                           13
BIONET                                             13
BUSINESS ACTIVITIES                                14
MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION                          15
     Trends and Uncertainties
     Capital and Source of Liquidity
     Results of Operations
MANAGEMENT                                         17
      Officers and Directors
      Remuneration
      Indemnification
CERTAIN TRANSACTIONS                               19
PRINCIPAL SHAREHOLDERS                             19
MARKET FOR REGISTRANT'S COMMON EQUITY              21
DESCRIPTION OF SECURITIES                          22
LEGAL MATTERS                                      23
LEGAL PROCEEDINGS                                  23
EXPERTS                                            23
INTERESTS OF NAMED EXPERTS AND COUNSEL             23

----------------------------------------------------
                  PROSPECTUS SUMMARY
----------------------------------------------------



In analyzing this offering, you should read this entire prospectus and carefully consider, among other things, the following risk factors:

Bionet Our company was incorporated in the State of Florida on May 22, 1986 using the name Global Wrestling
                                  Alliance, Inc.   We were authorized
                                  to issue 75,000,000 common shares at
                                  $.0001 par value.    We had limited
                                  operations from 1988 through 1990 and
                                  ceased operations at that time.

We experienced a change in control in
May 31, 1993, and pursuant to
Articles of Amendment, changed our
name to Pratt, Wylce & Lords, Ltd.
and we did a One for One Hundred
reverse stock split.

We changed our domicile to the state
of Nevada on August 18, 1993.
Pursuant to the Articles of Merger
used solely to change the domicile,
we are authorized to issue 75,000,000
common shares at $.001 par value.

In 1998, we changed our name to
Bionet Technologies, Inc. to more
accurately reflect the nature of our
business.

Our previous business objective was
to provide consulting services that
assist the client-company in becoming
a publicly traded company.  Since we
stopped providing financial
consulting activities, we have
carried out administrative functions
and have begun liquidating our
investment portfolio.  We are
currently seeking new business
activities unrelated to the provision
of financial services.

During the years ended January 31,
1997 and 1998, we made working
capital advances to Immune
Technologies, Inc. (Immune), a former
client company, amounting to $79,800.
The business of Immune consists of
research and development and
marketing of products based on new
technology for the prevention and
related therapy of infectious
diseases in animals.

In June 1998 we entered into a
purchase and sale agreement with
Immune where we purchased assets of
Immune consisting primarily of
accounts receivable, furniture,
equipment and intangible assets.  The
purchase price paid consisted of
2,000,000 shares of our common stock
and the cash we made to Immune.

During August 1998, we issued
1,900,000 shares of our restricted
common stock to the shareholders of
Greengold Corporation in exchange for
100% of the outstanding common stock
of Greengold.

Greengold, to date, has been engaged
in research and development of
technology that it hopes to utilize
in the recycling and disposal of
animal waste with the first
application being hog waste.
Additional applications of its
technology are in the treatment of
industrial and municipal water and
waste treatment facilities.  The
assets and liabilities of Greengold
consist of patent costs of $7,500 and
accounts payable of $28,649 at the
acquisition date.  The fair value of
the stock issued in the transaction
amounted to $475,000.

Greengold has not yet begun any
revenue generating operations.
Bionet is currently evaluating and
attempting to resolve a dispute with
an officer of Greengold regarding its
proprietary rights and may pursue
actions that include but are not
limited to litigation to resolve its
rights regarding Greengold.

Our principal offices are located at
1070 E. Indian Town Road, Jupiter,
Florida  33477.   Our telephone
number is (561) 745-1949.

Resales by Selling
Shareholders.                     We are registering common
                                  shares on behalf of selling
                                  security holders.

                                  We will not receive any cash or
                                  other proceeds from the selling
                                  security holders' sale of
                                  their common shares.

                                  We are not selling any common
                                  shares on behalf of selling
                                  security holders.

                                  We have no control
                                  or affect on these selling
                                  security holders.


Market for common shares          Prior to the date hereof, we have had
only a limited trading market for our
common shares.  The NASD Electronic
Bulletin Board provides quotes on our
common shares

We cannot assure you that we can
develop an active or liquid trading
or that we can maintain it if we do
develop an active or liquid market.

Absence of Dividends;
   Dividend Policy                Management does not currently intend
to pay regular cash dividends on our
common stock   Our board of directors
will review this policy from time to
time in light of, among other things,
our earnings and financial position.
We do not anticipate paying dividends
on our common shares in the
foreseeable future.

Transfer Agent                    Florida Atlantic Stock Transfer, Inc.
is our transfer agent.


----------------------------------------------------------
                       RISK FACTORS
----------------------------------------------------------

In analyzing this offering, prospective investors should read this entire prospectus and carefully consider, among other things, the following Risk Factors:

Risk Factors relating Our Business.

We do not meet the requirements for our stock to be quoted on NASDAQ and the tradability in our stock will be limited under the penny stock regulation.

If the trading price of our common stock is less than $5.00 per share, trading in the common stock would also be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker or dealers are likely to undertake such compliance activities. Generally, the term penny stock refers to a stock with a market price of less than $5.00 per share.

If our common stock has no active trading market, you may not be able to sell your common shares at all.

Our common shares have only a limited trading market. We cannot assure you an active trading market will ever develop. If no market develops, you may not be able to sell your common shares easily, if at all.

We have made forward looking statements that may not prove to be correct.

Certain statements in this prospectus constitute forward-looking statements within the meaning of Regulation Section 27A of the Securities Act and Regulation Section 21E of the Exchange Act. These statements include, but are not limited to, statements regarding business and financing plans, business trends and future operating revenues and expenses. Although we believe that the expectations reflected in these statements are reasonable, we can give no assurance that such expectations will prove to be correct.

Forward-looking statements are typically identified by the words: believe, expect, anticipate, intend, estimate and similar expressions, which by their nature refer to future events. We cautions you that any forward-looking statements made by us are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to our ability to be able to continue our projected growth or be able to fully implement its various business strategies.

	We are a development company and must

   -  implement and successfully execute our business strategy;
   -  continue to develop and upgrade our technology;
   -   respond to competitive development;
   -   attract, retain and motivate qualified personnel; and
   -   meet the expectations of its strategic partners.

	We cannot assure you that we will be successful in addressing such risks, and our failure to do so could have a material negative effect our business, prospects, financial condition and results of operations.

Risk Factors relating to our division, Immune Technologies.

Immune Technologies shall file for approval of its products to be utilized on animals with the United States Department of Agriculture. If Immune does not obtain the required approval, Immune will be limited to products utilized on animals only.

We cannot assure you that Immune Technologies will be able to obtain
the required approvals.   For Immune Technologies' products that will
be utilized by humans, Immune Technologies shall not pursue Food and
Drug Administration approval.   Immune Technologies shall pursue and
obtain any and all approvals.

We have not conducted any independent market research of potential demand for Immune's current operations.

Immune has not conducted independent market research providing management with independent assurance from which it can estimate potential demand for its business operations. Even in the event market demand is independently identified, we cannot be assured that Immune Technologies will be successful.

Risk Factors relating to Bionet's subsidiary, GreenGold International.


	GreenGold has a limited operating history and needs to develop recurring revenue to successfully continue operations.

Since its incorporation in 1995, GreenGold's activities have been principally devoted to positioning itself to achieve its business objectives. GreenGold has had no operating revenue to date and expects to incur losses and administrative expenses until sales of its products commence and/or revenues are received from any of its proposed operations.

GreenGold's operations will not be successful if GreenGold cannot
create an efficient distribution system.   A number of aspects of the
commercial Aquameal system remain to be proven in full-scale operation. These include design of the specialized harvesting unit, system robustness and ease of operation, large-scale field drying, routine treatment efficacy, and efficiency of duckweed feed in commercial animal husbandry.

The Aquameal System is a new technology with important differences from
existing acquacultural technologies.   This puts a special burden on
the distribution system that GreenGold proposes to create in North
Carolina.

Any soybean price fluctuations in the commodities Market will negatively affect our gross margin

 .   While the long-range trend for soybean prices is expected to continue upward in the coming years, we cannot guarantee that prices will not continue to fluctuate significantly. A season or more of lower-than-average prices may erode GreenGold's projected gross margin.

GreenGold's operations may be limited if GreenGold cannot successfully develop all of its proposed products.

Certain applications of GreenGold's technologies are in early or middle stages of development and will require significant further research, development, testing and regulatory clearances prior to commercialization. We cannot assure you that any of these applications will be successfully developed, prove to be safe and efficacious, receive requisite regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed and distributed.

GreenGold will depend on third parties to distribute some of its
products.   GreenGold may not be able to obtain acceptable terms with
any third party distributors.

If GreenGold's products are successfully developed and/or approved by applicable regulatory agencies, GreenGold intends to market and distribute some of its products through others pursuant to contractual arrangements such as joint venture, licensing or similar collaborative arrangements or distribution agreements. Any contractual arrangements with others may result in a lack of some element of control by GreenGold over any or all of the marketing and distribution of these products.

	If we cannot successfully protect Greengold's proprietary technology, GreenGold's business operations may not be successful.

GreenGold holds a patent on its AquamealTM System.    We cannot assure
you that the patent will provide GreenGold with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any patent owned by GreenGold or, if instituted, that these challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement can be substantial.

GreenGold has filed a trademark application with the United States Patent and Trademark Office to register its mark and design.

Furthermore, we cannot assure you that others will not independently develop similar technologies or duplicate GreenGold's technologies or design around the patented aspects of GreenGold's technologies. However, if further patents are not issued on innovations from present or future patent applications, GreenGold may be subject to greater competition. In some cases, GreenGold may rely on trade secrets to protect its innovations. We cannot be assure you that trade secrets will be established, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology.

GreenGold's operations are subject to various federal, state and local
government regulations.   GreenGold's business will be negatively
affect if our clients do not maintain waste management permits.

Greengold's business is subject to regulations relating to the quality of surface and ground water under state approved farm waste management plans. Obtaining and maintaining licenses and permits is a client
obligation.   The failure by clients to maintain current waste
management permits would have a material adverse effect on GreenGold's operating results.


-----------------------------------------
          AVAILABLE INFORMATION
-----------------------------------------

We have filed with the Securities and Exchange Commission a registration statement including all amendments and required exhibits, under the Act with respect to the securities we are offering. This prospectus does not contain all of the information found in the registration statement. We have omitted some parts of the registration statement pursuant to the rules and regulations of the Commission. You can examine the registration statement for further information with respect to Bionet and the securities we are offering. You can examine without charge at or obtain copies of these materials by paying prescribed fees from:

   - the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549,

   - the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and

   -   the New York Regional Office, 7 World Trade Center, New York,
New York 10048.

We will voluntarily file periodic reports in the event the Commission suspends our obligation to file these reports under Section 15(d) of the Exchange Act.

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

--------------------------------------
        SELLING SECURITY HOLDERS
--------------------------------------

We are not selling any common shares on behalf of selling security
holders.   We have no control or affect on the sale of common shares by these selling security holders which are not subject to any lock-up agreement.

The selling security holders may sell their common shares

   - in one or more transactions (which may include block transactions in the over-the-counter market),
   - in negotiated transactions or in a combination of these methods of sales,
   - at fixed prices which may be changed, at market prices prevailing at the time of sale,
   -   at prices related to the prevailing market prices or
   -   at negotiated prices.

The selling security holders may effect such transactions
   -   by selling the common shares directly to purchasers, or
   - may sell to or through agents, dealers or underwriters designated from time to time.

These agents, dealers or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchaser(s) of the common shares for whom they may act as agent or to whom they may sell as principals, or both.

The selling security holders and any agents, dealers or underwriters that act in connection with the sale of the common shares might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of the common shares as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

The offering by selling security holders will terminate on or before June 30, 2001.

On behalf of the selling security holders, we are registering 2,000,000
common shares.   The percentage owned prior to and after the offering
reflects all of the then outstanding common shares. The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders

Name                         Amount      Total Number    % Owned     Number of     % Owned
                              Being         Owned        Prior to   Shares Owned    After
                            Registered      Currently    Offering  After Offering  Offering
American Financial Funding   1,494,952    1,919,952      20.18%        425,000        4.47%
Kevin Tatsugawa                 11,250       11,250        .12%              0        0.00%
Laurie Tatsugawa                17,500       17,500        .18%              0        0.00%
Elizabeth Gheen                 12,190       12,190        .13%              0        0.00%
Alan R. Filson                  15,238       15,238        .16%              0        0.00%
Mitsuo Tatsugawa Defined
   Benefit Trust U/A
   Dated 9-1-88                 23,704       23,704        .25%              0        0.00%
Robert and Susanna Ichikawa     15,238       15,238        .16%              0        0.00%
Dennis Knepp                     9,143        9,143        .10%              0        0.00%
Robert Hinchey                  30,475       30,475        .32%              0        0.00%
Dale R. Benson and Karen
  F. Benson, Jt. Tenants        35,556       35,556        .37%              0        0.00%
Abigail Miles                    7,822        7,822        .08%              0        0.00%
Robert L. Watson                11,952       11,952        .13%              0        0.00%
Joseph Petrucelli                7,111        7,111        .07%              0        0.00%
Garry Stephenson                 9,143        9,143        .10%              0        0.00%
Patrick Gundlach                15,238       15,238        .16%              0        0.00%
Sarah L. O'Malia                 9,173        9,173        .10%              0        0.00%
Harry Faddis                    45,714       45,714        .48%              0        0.00%
Robert Gerner                    9,143        9,143        .10%              0        0.00%
R E Hunt, Trustee U/A/ DTD
   8/28                         12,190       12,190        .13%              0        0.00%
John Polli                       7,529        7,529        .08%              0        0.00%
Thomas Geise                    31,030       31,030        .33%              0        0.00%
Paul Spiegler                    9,143        9,143        .10%              0        0.00%
John Wong                       15,238       15,238        .16%              0        0.00%


James Yanai                     21,333       21,333        .22%              0        0.00%
L. Alan Schafler               123,094      500,000       5.25%        376,906        3.96%

We are not aware of any current or future plans, proposals, arrangements or understandings by any selling security holders to distribute their registered common shares of Bionet to their respective outstanding shareholders or partners.

We are not aware of any plans, arrangements or understandings by any selling security holders to sell their registered shares of common stock to any particular individual(s) or to use these registered shares to satisfy contractual obligations.

We will receive no portion of the proceeds from the sale of the common shares by the selling security holder and will bear all of the costs relating to the registration of this offering (other than any fees and
expenses of counsel for the selling security holders).   Any
commissions, discounts or other fees payable to a broker, dealer, underwriter, agent or market maker in connection with the sale of any of the common shares will be paid by the selling security holders.


-------------------------------------------------------
                        DILUTION
-------------------------------------------------------

Further Dilution. We may issue additional restricted common shares pursuant to private business transactions. Any sales under Rule 144 after the applicable holding period may have a depressive effect upon the market price of our common shares.

-------------------------------------------------------
                        BIONET
-------------------------------------------------------

Organizational History.   Bionet was incorporated in the State of
Florida on May 22, 1986 using the name Global Wrestling Alliance, Inc. Bionet was authorized to issue 75,000,000 common shares at $.0001 par
value.    Bionet had limited operations from 1988 through 1990 and
ceased operations at that time.   Bionet experienced a change in
control and pursuant to Articles of Amendment on May 31, 1993, the name of the corporation was changed to Pratt, Wylce & Lords, Ltd. and a One
for One Hundred reverse stock split was effectuated.   Bionet was
reincorporated in the State of Nevada on August 18, 1993.   Pursuant to
the Articles of Merger filed to change the our domicile, Bionet is authorized to issue 75,000,000 common shares at $.001 par value and as of December 31, 1998 there were 3,204,270 common shares outstanding. In 1998, the name of Bionet was changed to Bionet Technologies, Inc. to more accurately reflect the nature of its proposed business.

The previous business objective of Bionet was to provide consulting services which assist the client-company in becoming a publicly traded company. Since its cessation of financial consulting activities, Bionet has carried out administrative functions and has begun liquidating its investment portfolio. Bionet is currently seeking new business activities unrelated to the provision of financial services.

Due to the ratio of the securities received as partial compensation from its client companies to assets, Bionet registered as a Business
Development Company.   Upon termination of its consulting activities
and cessation of receipt of any securities for services and due to its current and proposed activities, Bionet ceased to be a Business Development Company on November 6, 1998 upon filing Form N-54C under the Act.

During the years ended January 31, 1997 and 1998, Bionet made working capital advances to Immune Technologies, Inc. (Immune), a former client company, amounting to $79,800. The business of Immune consists of research and development and marketing of products based on new technology for the prevention and related therapy of infectious diseases in animals.

In June 1998 Bionet entered into a purchase and sale agreement with Immune whereby Bionet would purchase assets of Immune consisting primarily of accounts receivable, furniture, equipment and intangible assets. The purchase price paid consisted of 2,000,000 shares of
Bionet's common stock and the cash advances made.   The 2,000,000
common shares were distributed to Bionet shareholders.

During August 1998, Bionet agreed to issue 1,900,000 shares of its restricted common stock to the shareholders of Greengold Corporation (Greengold) in exchange for 100% of the outstanding common stock of
Greengold.   Greengold, to date, has been engaged in research and
development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additional applications of its technology are in the treatment of industrial and municipal water and waste treatment facilities. The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the stock issued in the transaction amounted to $475,000. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by Bionet and has been charged to expense during the current quarter.

Greengold has not yet begun any revenue generating operations.   Bionet
is currently evaluating and attempting to resolve a dispute with an officer of Greengold regarding its proprietary rights and may pursue actions that include but are not limited to litigation to resolve its rights regarding Greengold.

Competition.     Any proposed business of Bionet could be very
competitive.   Bionet will encounter competition in its chosen business
who are already offering, or will in the future offer, the same or similar products services as those which may be offered by Bionet. Entities with greater established financial resources and contacts than Bionet may be competitors in Bionet's chosen business industries.
They may develop marketing strategies that are competitive with or superior to Bionet's products and/or services or which can be marketed more effectively.

Federal and/or State Regulation.   Bionet is not subject to any federal
or state regulations regarding its services or proposed activities. However, Bionet files required reports under Section 12g of the Securities Act of 1934.

Employees.   Bionet has currently has only one full time employee and
no part time employees.   Mr. Schafler is the key employee and handles
almost all of the administrative functions.   Bionet shall employ
additional individuals as required.

Seasonal Nature of Business Activities.   Bionet's business activities
are not seasonal.   The business activities of Bionet's subsidiary may
be seasonal in the future.


-------------------------------------------------
                   BUSINESS ACTIVITIES
-------------------------------------------------

Bionet provides the management control and oversight, maintains operating systems and provides the capital necessary to operate each
division and subsidiary.   Bionet also coordinates the
interrelationship between the various divisions and subsidiaries. Bionet provides management oversight, establishes controls and maintains operating systems.

Immune Division.   The business of Immune consists of research and
development and marketing of products based on new technology for the
prevention and related therapy of infectious diseases in animals.   To
date, no revenues have been received from Immune's operations.

GreenGold International is a subsidiary of Bionet.   Greengold, to
date, has been engaged in research and development of technology that will be utilized in the recycling and disposal of animal waste with the
first application being hog waste.   Additional applications of its
technology are in the treatment of industrial and municipal water and
waste treatment facilities.    To date, no revenues have been received
from GreenGold's operations.

Immune Technologies and GreenGold each have their own executive structure but the management of all divisions and subsidiaries is responsible to Mr. Schafler, the president of Bionet.

----------------------------------------------------------------
         MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
              AND RESULTS OF OPERATIONS
----------------------------------------------------------------

Trends and Uncertainties.   Due to its change in business, Bionet
no longer operate on revenues from its consulting fee income.
During June, 1998, Bionet issued 2,000,000 restricted Common
Shares to Immune Technologies, Inc. (Immune) in exchange for certain
assets of Immune.   Immune had been a client of Bionet and the
Company had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting that company's working capital requirements. Immune, to date, had been engaged in research and development of technology that it hopes to utilize in the diagnosis and treatment of
animal diseases.   The assets acquired from Immune consist of cash,
inventory and fixed assets aggregating $100,972 at the purchase date.

During August 1998, Bionet issued 1,900,000 of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 80% of the outstanding common stock of
Greengold.   Greengold, to date, has been engaged in research and
development of technology that it hopes to utilize in the recycling and disposal of animal waste with the first application being hog waste. Additionally applications of its technology are in the treatment of
industrial and municipal water and waste treatment facilities.   The
assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date.

Bionet will have to seek equity or debt financing to continue operations regarding its new acquisitions.

Capital Resources and Source of Liquidity.    Bionet currently has
no material commitments for capital expenditures.   Bionet can
meet its short term cash flow needs for the next six months from the sale of investment securities ($41,438 for the nine months ended October 31, 1999) and the proceeds from stock subscriptions of
$781,755.   In the next twelve months, Bionet shall utilize the sale
of its investment securities to meet its cash flow needs until Bionet can implement it s new business plan.

Going Concern.    Bionet is not currently delinquent on any of its
obligations even though Bionet has ceased to generate revenue from its consulting services.

For the nine months ended October 31, 1999, Bionet received the proceeds from the sale of investment securities of $41,438 and purchased fixed assets of $7,057 resulting in net cash provided by investing activities of $34,381.

For the nine months ended October 31, 1998, Bionet received proceeds from the sale of investments of $71,220 and purchased fixed assets of $18,812. This resulted in net cash provided by investing activities of $52,408 for the nine months ended October 31, 1998.

For the nine months ended October 31, 1999, Bionet received proceeds from stock subscriptions of $781,755 resulting in net cash provided by financing activities of $781,755.

For the nine months ended October 31, 1998, Bionet received from the sale of common stock of $1,550 and proceeds from stock subscriptions of $160,965. Additionally, Bionet received advances of $147,151 from stockholders for the nine months ended October 31,
1998.   This resulted in net cash provided by financing activities of
$309,666 for the nine months ended October 31, 1998.


Results of Operations:

For the nine months ended October 31, 1999, Bionet did not receive any revenue due to the cessation of previous operations and the
subsequent acquisitions of Immune and Greengold.   Bionet had
general and administrative expenses of $821,319 for the nine months ended October 31, 1999 which consisted primarily of salaries and wages of $184,259, legal of $33,464, accounting of $16,884, travel of $48,374, advertising of $1,720, telephone of $6,845, insurance of $41,129, consulting of $260,836, moving expense of $3,089, rent of $23,411, maintenance of $18,755, research and development of 80,619, other expenses of $82,934 and depreciation and amortization expenses
of $18,000.   Material changes in the above expenses were due mainly
to the acquisition of Immune and Greengold.

For the nine months ended October 31, 1998, Bionet did not receive
any revenue due to the cessation of previous operations.   Bionet had
general and administrative expenses of $392,716 for the nine months ended October 31, 1998 which consisted primarily of salaries and wages of $181,727, legal of $2,423, accounting of $10,975, travel of $16,130, advertising of $890, telephone of $4,545, insurance of $29,928, consulting of $67,900, moving expense of $18,489, rent of
$6,133 and other expenses of $52,235.   Bionet incurred the above
expenses mainly in our search for new businesses to conduct.

Plan of Operation.   During January 1997, Bionet determined that it
was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. Bionet negotiated contract termination agreements with all of its active clients that provide for the immediate discontinuance of consulting services.
The termination contracts provide that Bionet retains as revenue all cash paid to date and that Bionet returns all or a major portion of common stock issued to it by client companies.

Bionet currently intends to acquire businesses and assets as may
provide gain for the shareholders.   Bionet has acquired certain
assets of Immune Technologies, Inc. and intends to continue to pursue
Immune's business plan.   Additionally, Bionet acquired 80% of the
outstanding common stock of Greengold Corporation and is continuing Greengold's business plan. Bionet may also choose to form corporations for the purpose of pursuing such business ventures as are deemed potentially profitable by the Board of Directors.


---------------------------------------------------------
                    MANAGEMENT
---------------------------------------------------------

Officers and Directors. Pursuant to the Articles of Incorporation, each Director shall serve until the annual meeting of the stockholders, or until his successor is elected and qualified. Bionet's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of Bionet. Directors may only be removed for cause. The term of office of each officer of Bionet is at the pleasure of Bionet's Board.

The executive officers and directors are:

L. Alan Schafler, age 63           President/Secretary/Treasurer           June 1997
                                         Treasurer Director               to present

Erich Schmid, age 52                          Director                   November, 1997
                                                                           to present

James Yanai, age 59                           Director                   November, 1997
                                                                          to present

Resumes:

L. Alan Schafler.   Mr. Schafler has been President, Treasurer and a
Director of Bionet since June 1997.   Mr. Schafler has been the
president of L. Alan Schafler & Associates for the last five years. From 1974 to present, Mr. Schafler has been a management consultant providing strategic planning and problem solving resource in a wide range of corporate disciplines. Mr. Schafler's specialty is the review and appropriate realignment of integrated corporate functions to maximize the growth and profitability of the business enterprise.
Mr. Schafler obtained a B.B.A. degree in accounting from Hofstra University in 1957 and an MBA in Finance/Management from New York
University Graduate School of Business in 1959.   Mr. Schafler has
attended continuing financial/management post MBA studies and seminars
at New York University Graduate School of Business.   Mr. Schafler has
been an instructor and advisor for Management Decision Laboratory at the NYU Graduate School of Business. and attended and instructed programming and systems courses at the Systems Research Institute.

James Yanai.   Mr. Yanai is currently a director of Bionet.  He has
worked as a buyer for Delta Floral Distributors, a flower distributor since 1993.

Erich K. Schmid.   From 1994 to present, Mr. Schmid has been President
of Business Intermediary Services, Ltd., a business brokerage firm he
co-founded specializing in middle-market transactions.   Mr. Schmid has
also been a Director of Redneck Foods, Inc., a restaurant company from
January 31, 1997.   From 1985 to 1994, Mr. Schmid  was a Vice President
with New South Business Ventures, Inc. and its predecessor T.C. Wilkinson, Jr. & Associates, Inc., general business brokerage firms.
He is a member of the International Business Brokers Association, Inc.
and is a Certified Business Intermediary.   Mr. Schmid earned a
Bachelor of Science in industrial management and a Master of Science in management from the University of Akron in 1971 and 1996, respectively.

Indemnification. Bionet shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the state of Nevada, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of Bionet, or served any other enterprise as director, officer or employee at the request of Bionet. The board of directors, in its discretion, shall have the power on behalf of Bionet to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of Bionet.

Pursuant to Bionet's bylaws, Bionet shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, this indemnification, payments or advances, in accordance with and subject to the provisions of The Nevada Revised Statutes and any amendments thereto, to the extent this indemnification, payments or advances are either expressly required by these provisions or are expressly authorized by the hoard of directors within the scope of these provisions. The right of Bionet to indemnify these persons shall include, but not be limited to, the authority of Bionet to enter into written agreements for indemnification with these persons.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of Bionet, Bionet has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by Bionet of expenses incurred or paid by a director, officer or controlling person of Bionet in the successful defense of any action, suit or proceedings) is asserted by this director, officer, or controlling person in connection with any securities being registered, Bionet will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of these issues.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING BIONET FOR
LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Conflicts of Interest Policy. Bionet has adopted a policy that any transactions with directors, officers or entities of which they are also officers or directors or in which they have a financial interest, will only be on terms consistent with industry standards and approved by a majority of the disinterested directors of Bionet's Board of
Directors.    None of these transactions by Bionet shall be either void
or voidable solely because of this relationship or interest of directors or officers or solely because these directors are present at the meeting of the Board of Directors of Bionet or a committee thereof which approves these transactions, or solely because their votes are counted for this purpose if:

   - the fact of this common directorship or financial interest is disclosed or known by the Board of Directors or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote for that purpose without counting the vote or votes of these interested directors; or

   - the fact of this common directorship or financial interest is disclosed to or known by the shareholders entitled to vote and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders holding a majority of the common shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any this vote of shareholders), or

   - the contract or transaction is fair and reasonable to Bionet based on the material similarity of terms to recent consulting agreements not involving interested parties, or in all other agreements by competitive bids, at the time it is authorized or approved. In addition, interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors of Bionet or a committee that approves the transactions.

Non-Qualified and Incentive Stock Option Plans.   During 1995, Bionet
adopted the 1995 Non-Statutory Stock Option Plan that provides for granting to Bionet's officers, directors, employees and other individuals who consult with or advise Bionet, options to acquire
750,000 shares of Bionet's common stock.   The shares issuable under
the 1995 plan are at a price not less than 85% of the fair market value
of the stock on the date of grant.   The exercise periods of the
options are not to exceed ten years.

The board of directors suspended the Plan on June 12, 1996 and any options granted in 1996 were suspended. The board reinstated the plan after Bionet removed itself from the Investment Act of 1940 in November 1998. However, the board of directors did not reinstate any of the suspended options. These options have expired and/or were terminated.

Executive Compensation.   The following table sets forth certain
summary information concerning the total remuneration paid or accrued by Bionet, to or on behalf of Bionet's Chief Executive Officer and Bionet's executive officers determined as of the end of last year.

Long Term Compensation
                   Annual Compensation                                 Awards                   Payouts
(a)             (b)        (c)            (d)         (e)            (f)            (g)        (h)     (i)
                                                      Other                                             All
Name                                                  Annual        Restricted                  LTIP   Other
and                                                   Compen-        Stock           Options/    Pay-  Compen-
Principal                   Salary         Bonus      sation        Awards           SARs       Outs   sation
Position          Year        ($)            ($)        ($)           ($)              ($)       ($)    ($)

Alan Schafler      1998      $52,500           -         -              -            $7,500(2)    -       -
President,
Treasurer
Chief Financial
  Officer

Timothy Miles
 President,
 Treasurer
 Chief Financial
   Officer         1997       $17,500         -           -             -                -          -      -
                   1996     $ 177,000         -           -             -                -          -      -

No other officer has received compensation in the last three years. In June 1997, Mr. Schafler received options valued at $.01 per option to purchase 750,000 common shares of Bionet exercisable at $.19 per
common share for a period of three years.   These options were not
issued under Bionet's stock option plans.


------------------------------------------------------
                    CERTAIN TRANSACTIONS
------------------------------------------------------

During the years ended January 31, 1999 and 1998, Timothy Miltes, Bionet's former president who is currently a major shareholder of Bionet made working capital advances to Bionet of $108,119 and $86,819, respectively. The shareholder has agreed to convert the balance due to him at January 31, 1999 into shares of Bionet's restricted common at a conversion rate of $.19 per share. The stock price represents the trading bid price of Bionet's common stock as of the date the
conversion was approved by Bionet's board of directors.   There is no
relationship between Mr. Miles and Immune or GreenGold.


----------------------------------------------------------------
                   PRINCIPAL SHAREHOLDERS
----------------------------------------------------------------

There are currently 9,515,602 common shares outstanding. The following tabulates holdings of shares of Bionet by each person who, subject to the above, at the date of this prospectus, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of Bionet individually and as a group.

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

                 Shareholdings

                                  Number & Class
Name and Address                  of Shares               Percentage


L. Alan Schafler
2035 Staysail Lane
Jupiter, Florida 33477               500,000                 5.25%

Erich K. Schmid
40 Spring Hollow Lane
Fairview, NC 28730                    10,000(2)                .11%

James Yanai
17600 Van Ness
Torrence, CA 90504                    10,000(2)                .11%

Timothy Miles and MaryEllen Miles
#9 Niblick
Hilton Head Island, SC 29938       1,918,604                20.16%

Paul Skillicorn
Rt. 1, Box 440
Snow Hill, NC 28580                  760,608                 8.41%

William Spira
14221 Park Avenue South
Burnsville, MN 55337                 760,608                 8.41%

All Directors & Officers
as a group (3 persons)               500,000                 5.53%%

(1)   Mr. and Mrs. Miles are former officers and directors of Bionet.

(2)Assumes exercise of outstanding options. In December 1998, Bionet issued Erich Schmidt and James Yanai, directors, each an option to purchase 10,000 common shares at $.25 per common shares. The option period is for three years from December, 1998.

Options.     Bionet has issued Dexter Thompson, a non-affiliate an
option to purchase 9,000 common shares at $.437 per common share. The option vests in three equal installments annually beginning April 5, 2000.

Bionet has issued Anthony Bertrami, a non-affiliate, an option to purchase 20,000 common shares at $.25 per common shares. The option period is for three years from December, 1998.

Bionet has issued Clint Clark, a non-affiliate an option to purchase 10,000 common shares at $.25 per common shares. The option period is for two years from May 30, 1997.

These option were issued pursuant to Section 4(2) of the Act. These option holders are sophisticated investors who have an ongoing relationship with Bionet.


----------------------------------------------------------
          MARKET FOR REGISTRANT'S COMMON EQUITY AND
                  RELATED STOCKHOLDER MATTERS
----------------------------------------------------------

Bionet's common stock is traded on the OTC Bulletin Board under the
symbol  "BNTK".   The following table sets forth the range of high and
low bid quotations for Bionet's common stock for each quarter of the last two fiscal years, as reported by the OTC Bulletin Board. Bionet's market makers are Paragon Capital Corp., Olsen Payne Company, Sharpe Capital, Inc., Wien Securities Corp. and North American Institutional Brokers. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

Quarter Ended                     Bid Price
                             High             Low

1/31/99                     .360            .200
10/31/99                    .312            .312
7/31/99                      .625             .625
4/30/99                      .562             .562
1/31/99                     1.125             .937
10/31/98                      .25             .25
7/31/98                      .437             .375
4/30/98                      .375             .375

Bionet's common stock commenced trading on the over-the-counter market in October 1996. Prior to that time, there was no market for the securities of Bionet.

Dividends.  Holders of Bionet's common stock are entitled to receive
these dividends as may be declared by its Board of Directors.   Since
inception no cash dividends on Bionet's common stock have ever been paid, and Bionet does not anticipate that dividends will be paid on its common stock in the foreseeable future.

Broker-Dealer Sales of Company Securities.

We will apply to NASDAQ upon meeting the requirements for a NASDAQ quotation, if ever. Upon completion of this offering, we will not
meet the requirements for a NASDAQ quotation.   Until we obtain a
quotation on NASDAQ, if ever, our securities will be covered by a rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse).

For transactions covered by the rule, the broker-dealer must give all investors in penny stocks

- a risk disclosure document required by Rule 15g-9 of the Securities Exchange Act of 1934;
       - make a special suitability determination of the purchaser, and
       - have received the purchaser's written agreement to the transaction prior to the sale.

In order to approve a person's account for transactions in penny stock, the broker or dealer must
      -     obtain information concerning the
            person's financial situation, investment experience and investment objectives;
      - reasonably determine, based on the information required by paragraph (1) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the rights of transactions in penny stock; and
      - deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required in this section, stating in a highlighted format that it is unlawful for the broker or dealer to effect a transaction in a designated security subject to the provisions of paragraph (2) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and dated copy of the written statement.

A penny stock means any equity security other than a security:

-     registered, or approved for registration on
notice of issuance on a national securities exchange that
makes transaction reports available pursuant to 17 CFR
11Aa3-1
-     authorized or approved for authorization upon notice
of issuance, for quotation in the NASDAQ system;
-     that has a price of five dollars or more or .
 . . .
- whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person.

Consequently, broker-dealers may be unable to sell our securities and also you may be unable to sell your common shares easily in the secondary market.

Bionet's securities will likely continue to trade below $5.00 and these securities will be subject to the penny stock rules discussed above.


--------------------------------------------------------------
                 DESCRIPTION OF SECURITIES
---------------------------------------------------------------

The following statements constitute brief summaries of Bionet's certificate of incorporation and bylaws, as amended.

Bionet's articles of incorporation authorize it to issue up to
75,000,000 common shares.   Shares of common stock purchased in this
offering will be fully paid and non-assessable.

Common stock. There are presently outstanding 9,515,602 common shares.

Holders of common shares of Bionet are entitled to cast one vote for
each share held at all shareholders meetings for all purposes.   There
are no cumulative voting rights. Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Bionet legally available for distribution to shareholders
after the payment of all debts and other liabilities.   Common shares
are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. All outstanding common shares are, and the shares offered hereby will be when issued, fully paid and non-assessable.

There are no limitations or restrictions upon the rights of the Board of directors to declare dividends out of any funds legally available therefor. Bionet has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Bionet. Accordingly, future dividends, if any, will depend upon, among other considerations, Bionet's need for working capital and its financial conditions at the time.

Board of Directors, and shares so issued, the consideration for which have been paid or delivered, shall be deemed fully paid stock and the holder of these shares shall not be liable for any further payment thereon.

The capital stock of Bionet, after the amount of the subscription price or par value has been paid in full, shall not be subject to assessment to pay debts of Bionet and no paid up stock and no stock issued as fully paid shall ever be accessible or assessed and the Articles of Incorporation shall not be amended in this particular.

Transfer Agent. Florida Atlantic Stock Transfer, Inc. acts as transfer agent for Bionet.


-----------------------------------------------------------
                       LEGAL MATTERS
-----------------------------------------------------------

Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon by Jody M. Walker, Attorney-At-Law

--------------------------------------------------------
                          LEGAL PROCEEDINGS
--------------------------------------------------------

Bionet is not involved in any legal proceedings as of the date of this prospectus.


--------------------------------------------------------
                              EXPERTS
--------------------------------------------------------

The audited financial statements included in this prospectus have been so included in reliance on the report of James E. Scheifley and Associates, P.C., Certified Public Accountants, on the authority of this firm as experts in auditing and accounting.


--------------------------------------------------------
                      INTERESTS OF NAMED
                        EXPERTS AND COUNSEL
--------------------------------------------------------

None of the experts or counsel named in the prospectus are affiliated with Bionet.

-------------------------------------------------------
                   REPORTS TO SECURITY HOLDERS
-------------------------------------------------------

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports and other
information with the Securities and Exchange Commission.   You can
inspect and copy the reports and other information we file at the public reference facilities that the Commission maintains in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York
10048.   You can obtain copies of this material from the Public
Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.

We will furnish to shareholders:

   - an annual report containing financial information our certified public accountants have examined and reported upon;
   - unaudited financial statements for each of the first three quarters of the fiscal year; and
   - additional information concerning our business and operations that our board of directors deem appropriate.

--------------------------------------------------
                    AVAILABLE INFORMATION
--------------------------------------------------

We have filed with the Securities and Exchange Commission a registration statement (together with all necessary amendments and exhibits, under the Act with respect to the securities we are offering. This prospectus does not contain all of the information set forth in the registration statement, some parts are omitted as allowed by the with the rules and regulations of the Commission. For further information with respect to us and the securities we offer, you can examine the registration statement. You can examine or obtain copies of these materials without charge at, by paying prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

We will voluntarily file periodic reports in the event the Commission suspends our obligation to file these reports under Section 15(d) of the Exchange Act.

We will provide without charge to each person who receives a prospectus, upon written or oral request of this person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). You should make any requests for copies of these documents to L. Alan Schafler, President, BioNet Technologies, Inc., 3035 Staysail Lane, Jupiter, Florida 33477

The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.


--------------------------------------------------------
               ADDITIONAL INFORMATION
--------------------------------------------------------

Until       , 1999 (90 days after the date of the prospectus), all
persons making transactions in the registered securities, whether or not participating in the offering, may be required to deliver a
prospectus.   This is in addition to the obligation of these persons to
deliver a prospectus when acting as underwriters and when utilizing their unsold allotments or subscriptions.

No dealer, salesman, agent or any other person has been authorized to give any information or to make any representation other than those
contained in this prospectus.   If given or made, you cannot rely upon
this information or as having been authorized by Bionet, or the underwriter, if an underwriter assists in the sale of the securities.

 This prospectus is not an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which an offer or solicitation is not authorized by the laws of a state, territory or possession of the United States, or to any person to whom it is unlawful to make an offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date of this prospectus.

--------------------------------------------------------
                   FINANCIAL STATEMENTS
--------------------------------------------------------

Unaudited Consolidated Balance Sheet
   As of July 31, 1999                           23
Unaudited Consolidated Statements of Operation
   For the three and six months ended July 31,
   1999 and 1998                                 24
Unaudited Consolidated Statements of
   Cash Flows for the Six Months ended July 31,
   1999 and 1998                                 25
Notes to Unaudited Financial Statements          26
Independent Auditor's Report                     27
Consolidated Balance Sheet as of January
   31, 1999                                      28
Consolidated Statements of Operations for the
   Year ended January 31, 1999 and 1998          29
Consolidated Statements of Stockholders'
   Equity for the Years ended January 31,
   1999 and 1998                                 30
Consolidatee Statements of Cash Flows for the
   Year ended January 31, 1999 and 1998          31
Notes to Financial Statements                    32

              BioNet Technologies, Inc.
              Consolidated Balance Sheet
                   October 31, 1999
                       (Unaudited)

                        ASSETS

Current assets:
  Cash and cash equivalents                             $     86,909
  Trading securities                                         127,750
  Inventory                                                   11,890
                                                         -----------
      Total current assets                                   226,549

Property and equipment, at cost, net of
  accumulated depreciation of $25,049                        103,272

Other assets                                                  34,043
                                                          ----------
                                                          $  363,864
         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                        $   72,086
  Accrued expenses                                            52,303
                                                          ----------
      Total current liabilities                              124,389


Stockholders' equity:
 Preferred stock, $.001 par value,
  50,000 shares authorized,
  5,000 shares issued and outstanding                               5

 Common stock, no par value,
  75,000,000 shares authorized,
  10,157,296 shares issued and outstanding                     10,157
 Additional paid in capital                                 2,963,155
 Subscriptions to common stock                                728,434
 Unearned services                                               -
 Accumulated deficit                                       (3,462,276)
                                                          -----------
                                                              239,276
                                                          -----------
                                                          $   363,864


See accompanying notes to consolidated financial statements.

             BioNet Technologies, Inc.
       Consolidated Statements of Operations
                 (Unaudited)

                                                   Three Months Ended          Nine Months Ended
                                                    October 31,                 October 31,
                                                     1999          1998           1999          1998

Revenues                                            $      -       $     -        $    -       $     -

Costs and expenses
  General and administrative                            247,989       196,776       821,319       392,716
  Charge off of acquired research and development costs    -          476,358          -        1,455,186
                                                    -----------     ---------      --------    ----------
(Loss) from operations                                 (247,989)     (673,134)     (821,319)   (1,847,902)

Other income and (expense):
  Gain (loss) realized from sale of investments            -           (1,517)      (21,062)       35,435
  Unrealized gain (loss) on investments                 (11,000)        7,593       (44,000)        9,578
  Interest income                                         1,626          -            1,626          -
  Interest espense                                         -             -             (925)         -
                                                    -----------     ---------      --------    ----------
                                                         (9,374)        6,076       (64,361)       45.013

(Loss) before income taxes                             (257,363)     (667,058)     (885,680)   (1,802,889)
Provision for income taxes                                 -             -             -             -
                                                    -----------     ---------      --------    ----------
Net income (loss)                                   $  (257,363)   $ (667,058)    $(885,680)  $(1,802,889)


Basic earnings (loss) per share:
 Net income (loss)                                  $    (0.03)    $     -        $   (0.10)    $   (0.34)

 Weighted average shares outstanding                  9,578,240     7,208,949     9,308,678      5,301,824


See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Cash Flows
                  (Unaudited)

                                                         Nine Months Ended
                                                            October 31,
                                                        1999            1998

  Net cash provided by (used in)
   operating activities                            $   (746,969)    $  (303,400)

Cash flows from investing activities:
   Proceeds from sale of investments                     41,438          71,220
   Purchase of fixed assets                              (7,057)        (18,812)
                                                   ------------      ----------
Net cash provided by (used in) investing activities      34,381          52,408


Cash flows from financing activities:
   Proceeds from sale of common stock                      -               1,550
   Proceeds from stock subscriptions                    781,755          160,965
   Advances from stockholders                              -             147,151
                                                   ------------       ----------
Net cash provided by (used in) financing activities     781,755          309,666
                                                   ------------       ----------

Increase (decrease) in cash                              69,167           58,674
Cash and cash equivalents,
 beginning of period                                     17,742            1,528
                                                   ------------       ----------
Cash and cash equivalents,
 end of period                                     $     86,909       $   60,202




See accompanying notes to consolidated financial statements.

BioNet Technologies, Inc.
Notes to Unaudited Financial Statements
October 31, 1999

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the provisions of Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. These financial statements should be read in conjunction with information provided in Bionet's report on Form 10-K for the year ended January 31, 1999.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Income (loss) per share was computed using the weighted average number of common shares outstanding.


Investments

At October 31, 1999 Bionet had investments in common
equity securities as follows:
                                         Historical    Fair
                                  Shares    Cost       Value

Level Best Golf, Inc.               3,500     5,250       -
Immune Technologies, Inc.          10,000    15,000       -
National Sorbents, Inc.            88,000   264,000     55,000
Advanced Sterilizer Technology     10,000    15,000       -
Casinovations, Inc.                29,100    43,650     72,750
Grand Slam Licensing, Inc.         10,000    15,000       -
First Nordic                       55,000     5,000       -
                                          ---------  ---------
                                           $362,900   $127,750

Fair value of National Sorbents Inc. as of October 31, 1999 was determined by reference to price quoted on the NASDAQ OTC Bulletin Board. No public market exists for the other securities listed. Fair value of these securities is based on the price paid by qualified investors in recent private placements of the securities as adjusted by management to reflect significant changes in investee company financial conditions.

During the nine months ended October 31, 1999, Bionet received net proceeds from the sale of investment securities aggregating $41,438 and recorded losses from the transactions aggregating $21,062.

During the nine months ended October 31, 1999, Bionet received gross proceeds from the sale of stock subscriptions aggregating $781,755. Additionally, Bionet issued an aggregate of 1,116,732 shares of common stock representing
$398,588 of the subscriptions received.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
BioNet Technologies, Inc.
(formerly Pratt, Wylce & Lords, Ltd.)

We have audited the consolidated balance sheet of BioNet Technologies, Inc. as of January 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years then ended. These financial statements are the responsibility of Bionet's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position BioNet Technologies, Inc. as of January 31, 1999, and the results of its operations, changes in stockholders' equity and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the financial statements, investment securities not readily marketable amounting to $135,250 as of January 31, 1999, have been valued at fair value as determined by the Board of Directors. We have reviewed the procedures applied by the directors in valuing such securities and investments and have inspected underlying documentation, and in the circumstances, we believe the procedures are reasonable and the documentation appropriate. However, because of the inherent uncertainty of valuation, the Board of Directors estimate of fair values may differ significantly from the values that would have been used had a ready market existed for the securities, and the difference could be material.



                             James E. Scheifley & Associates, P.C.
                              Certified Public Accountants
Denver, Colorado
June 12, 1999

            BioNet Technologies, Inc.
           Consolidated Balance Sheet
                January 31, 1999

                     ASSETS

Current assets:
  Cash and cash equivalents                       $     17,742
  Trading securities                                    99,000
  Inventory                                             11,890
                                                  ------------
      Total current assets                             128,632

Property and equipment, at cost, net of
  accumulated depreciation of $13,049                  108,215

Available for sale securities                          135,250
Other assets                                             9,103
                                                  ------------
                                                  $    381,200
      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $     91,618
  Accrued expenses                                      41,182
                                                  ------------
      Total current liabilities                        132,800


Stockholders' equity:
 Preferred stock, $.001 par value,
   50,000 shares authorized,
   5,000 shares issued and outstanding                       5

 Common stock, $.001 par value,
  75,000,000 shares authorized,
  7,915,564 shares issued and outstanding                9,041
 Additional paid in capital                          2,565,683
 Subscriptions to common stock                         345,267
 Unearned services                                     (95,000)
 Accumulated deficit                                (2,576,596)
                                                   ------------
                                                       248,400
                                                  ------------
                                                  $    381,200




See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Operations

                                                        Year Ended January 31,
                                                          1999           1998

Revenues                                                $     -        $    -

Costs and expenses
  General and administrative                               832,901        217,052
  Charge off of acquired research and develpoment costs  1,475,949           -
                                                        ----------     ----------
(Loss) from operations                                  (2,308,850)      (217,052)

Other income and (expense):
  Gain (loss) realized from sale of investments             34,194         20,797
  Unrealized gain (loss) on investments                     69,756       (244,474)
  Interest espense                                          (1,087)          -
                                                        ----------     ----------
                                                           102,863       (223,677)

(Loss) before income taxes                              (2,205,987)      (440,729)
Provision for income taxes                                    -              -
                                                        ----------     ----------
Net (loss)                                             $(2,205,987)    $ (440,729)


Basic earnings (loss) per share:
 Net income (loss)                                     $     (.39)     $    (.14)

 Weighted average shares outstanding                     5,715,465      3,040,652


See accompanying notes to consolidated financial statements.

          BioNet Technologies, Inc.
Consolidated Statement of Stockholders' Equity
    Years Ended January 31, 1999 and 1998

                                                                   Additional   Unpaid
                            Preferred Stock    Common Stock        Paid In      Stock         Unearned   Accumulated
                            Shares   Amount    Shares    Amount     Capital    Subscriptions   Services     Deficit   Total
 Balance, January 31, 1997                    2,874,596  $ 2,875   $  455,461  $ (31,500)            -    $ 15,923 $(362,966)

   Sale of common stock for cash                380,674      380       99,580          -             -                99,960

   Collection of stock subscriptions                                   31,500                                         31,500

Net loss for the year                                                                                    (386,532)  (386,532)
                          --------   ------  ----------  --------  -----------  -----------   --------- ----------  ----------
 Balance, January 31, 1998                    3,255,270    3,255      555,041                            (370,609)   187,687

   Sale of stock for cash                       760,294      761      196,923                                        197,683

   Common stock issued for services           1,125,000    1,125      212,625                 $ (95,000)             118,750

   Preferred shares
   issued for services     5,000     $   5            -        -        4,995                                         5,000
   Fair value of preferred stock conversion
    rights vested during year                                         125,000                                       125,000

   Stock subscriptions received in cash                                           150,329                           150,329

   Stock subscriptions received for debt conversion                               194,938                           194,938

   Common shares issued for merger            1,900,000  1,900       473,100                                        475,000

   Common shares issued for asset purchase    2,000,000  2,000       998,000                                      1,000,000

Net loss for the year                                                                                  (2,205,987) (2,205,987)
                         -------   ------    ----------  -----     ---------    ---------   --------  ---------   ---------
 Balance, January 31, 1999 5,000    $  5      9,040,564 $9,041   $ 2,565,683    $ 345,267   (95,000)  $(2,576,596) $ 248,400


See accompanying notes to consolidated financial statements.

            BioNet Technologies, Inc.
      Consolidated Statements of Cash Flows

                                                          Year Ended January 31,
                                                            1999            1998
Cash flows from operating activities:
  Net income (loss)                                    $   (2,205,987)    $ (440,729)
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation                                                 9,837          1,343
   Unrealized (appreciation) depreciation on investments      (69,796)       244,474
   Gain from sale of investments                              (34,194)       (20,797)
   Write off of purchased research costs                    1,475,000           -
   Common stock issued for services                           248,750         14,000
Changes in assets and liabilities:
    (Increase) decrease in:
      Accounts and notes receivable                              -             1,100
      Inventory                                               (11,890)          -
      Trading securities                                       44,988        396,791
    (Decrease) increase in:
      Accounts payable                                          9,285        (97,600)
      Accrued expenses                                         39,433           -
                                                          -----------      ---------
              Total adjustments                             1,798,119        315,634
                                                          -----------      ---------
  Net cash provided by (used in)
   operating activities                                      (407,868)      (125,095)

Cash flows from investing activities:
   Advances to affiliate                                         -           (56,100)
   Purchase of fixed assets                                   (32,049)        (1,000)
                                                          -----------      ---------
Net cash provided by (used in) investing activitie            (32,049)       (57,100)
                                                          -----------      ---------
Cash flows from financing activities:
   Proceeds from sale of common stock                         197,683         85,961
   Proceeds from stock subscriptions                          150,329           -
   Advances from stockholders                                 108,119         86,819
                                                          -----------      ---------
Net cash provided by (used in) financing activitie            456,131        172,780
                                                          -----------      ---------
Increase (decrease) in cash                                    16,214         (9,415)
Cash and cash equivalents,
 beginning of period                                            1,528         10,943
                                                          -----------      ---------
Cash and cash equivalents,
 end of period                                             $   17,742       $  1,528
                                                           ==========       ========

See accompanying notes to consolidated financial statements.

      BioNet Technologies, Inc.
Consolidated Statements of Cash Flows


                                       Year Ended January 31,
                                            1999            1998


Supplemental cash flow information:
   Cash paid for interest              $      -         $      -
   Cash paid for income taxes          $      -         $      -



See accompanying notes to consolidated financial statements.

BioNet Technologies, Inc.
Notes to Consolidated Financial Statements

Note 1.  Summary of significant accounting policies.

Organization
Bionet was incorporated in the State of Florida on May 22, 1986 as Global Wrestling Alliance, Inc. Bionety had limited operations from1988 through 1990 and ceased operations at that time. Bionet experienced a change in control and began operations of its present business as of May 31, 1993. Bionet was reincorporated in the State of Nevada on August 18, 1993 and during the year ended January 31, 1999 changed its name to BioNet Technologies, Inc.

Bionet was in the business of providing financial consulting services for corporate clients. As compensation for these services, Bionet received both cash and common stock of the companies to which it provided its services. Bionet had elected to be treated as a Business Development Company pursuant to Section 54 of the Investment Company Act of 1940.

During January 1997, Bionet determined that it was unable to complete certain of its consulting projects and would be unable to accept new consulting clients in the future. Bionet negotiated contract termination agreements with all of its active clients which provide for the immediate discontinuance of consulting services. The termination contracts provide that Bionet retain as revenue all cash paid to date and that Bionet return all or a major portion on common stock issued to it by client companies. Since its cessation of financial consulting activities during January 1997 Bionet has carried out administrative functions and has begun liquidating its investment portfolio. Bionet is currently seeking new business activities unrelated to the provision of financial services and during the year ended January 31, 1999 has completed a merger with GreenGold Corporation, Inc. and an asset acquisition agreement with Immune Technologies, Inc. (see Note 2,)

Principles of Consolidation
The consolidated financial statements include the accounts of BioNet Technologies, Inc. and its wholly-owned subsidiary, Greengold
Corporation. All significant inter-company balances and transactions have been eliminated. Bionet operates the business acquired from Immune Technologies, Inc. (see Note 2.) as a division.

Securities Valuation
Investments in unrestricted securities that are traded in the over-the-counter market are generally valued at the closing bid price on the last day of the year. These securities are considered to be "trading securities" as it is management's intent to liquidate them in the near term as market conditions warrant. Restricted securities and securities for which no public market exist are valued at fair value as determined by the Board of Directors. These securities are initially valued at the price per share provided for in the client company's private sale of its securities. Periodic adjustments to the initial fair value are made when deemed appropriate by the directors based upon intervening events or circumstances that would have a material effect on Bionet's ability liquidate the securities. Such intervening events and circumstances would include among others material changes in the client's financial position and results of operations, doubts about the client's ability to continue as a going concern, a petition in bankruptcy, the discovery of a material legal or environmental claim, more recent sales of non-trading securities or the abandonment of plans to complete a registration of the securities for public sale. These securities are considered to be "available for sale securities" as Bionet's ability to liquidate them in the near term is not assured and is dependent upon the establishment of a public market for the securities at an undetermined future date.

Inventory

Inventory is valued at the lower of cost or market. Inventories are reviewed periodically and items considered to be slow-moving or obsolete are reduced to estimated net realizable value through an appropriate reserve. Inventory consists principally of raw material and production supplies at January 31, 1999:

Cash and cash equivalents
For purposes of the statement of cash flows, Bionet considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Bionet had no cash equivalents during the periods presented.

Furniture and equipment
Furniture and equipment are stated at cost. Depreciation is provided for by the straight-line method over estimated useful lives as follows:
              Equipment                        5 years

Revenue
Revenue from the sale of investments is recorded on settlement dates as determined by independent brokers and dealers in securities. The use of trade dates for determination of such revenue would not have a material effect on reported amounts.

Income taxes
Deferred taxes are provided to reflect the income tax effects of amounts included for financial statement purposes in different periods than for tax purposes, principally unrealized appreciation of investments and the valuation of securities received as revenue, the constructive receipt of which for income tax purposes precedes the establishment of fair value under generally accepted accounting principles. Valuation of the securities for income tax purposes is based on fair value at the date the shares are issued to Bionet, which is generally one to three months prior to the private sale of stock by the client company.

Per share amounts
In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share." SFAS No. 128 supersedes and simplifies the existing computational guidelines under Accounting
Principles Board ("APB") Opinion No. 15, "Earnings Per Share."

The statement is effective for financial statements issued for periods ending after December 15, 1997. Among other changes, SFAS No. 128 eliminates the presentation of primary earnings per share and replaces it with basic earnings per share for which common stock equivalents are not considered in the computation. It also revises the computation of diluted earnings per share. Bionet has adopted SFAS No. 128 and there is no material impact to Bionet's earnings per share, financial condition, or results of operations. Bionet's earnings per share have been restated for all periods presented to be consistent with SFAS No. 128.

The basic loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period. Loss per share is unchanged on a diluted basis since the assumed exercise of common stock equivalents would have an anti-dilutive effect.

Concentration of credit risk
Financial instruments that potentially subject Bionet to a concentration of credit risk consist principally of cash and investments in client company common stocks. During the year Bionet did not maintain cash deposits at financial institutions in excess of the $100,000 limit covered by the Federal Deposit Insurance Corporation. Client company common stocks are generally thinly traded new issues traded in the over-the-counter market or securities for which no market exists. Attempts by Bionet or others to sell substantial positions in these securities could have material negative effects on quoted market prices and the resulting fair value of the securities.

Estimates
The preparation of Bionet's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. Management estimates the fair value of its investments in securities for which no public market exists based on the factors mentioned above. It is reasonably possible that changes may occur in the near future with respect to client company activities that would require adjustment of the fair value of these securities.

Stock-based Compensation
Bionet adopted Statement of Financial Accounting Standard No. 123
(FAS 123), Accounting for Stock-Based Compensation beginning with the

Company's first quarter of 1996. Upon adoption of FAS 123, Bionet continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. Bionet paid stock based compensation to certain officers and shareholders as described in Notes 4 and 8.

New Accounting Pronouncements
SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, Bionet has not engaged in transactions which would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, Bionet adopted SOP 98-1, however Bionet has not incurred costs to date which would require evaluation in accordance with the SOP.

Effective December 31, 1998, Bionet adopted SFAS No. 131,
Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

The adoption of SFAS 131 did not affect results of operations or financial position. To date, Bionet has not operated in any business activity.

Effective December 31, 1998, Bionet adopted the provisions of SFAS
No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132"). SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

Bionet has not initiated benefit plans to date which would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require Bionet to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Bionet has not yet determined what the effect of SFAS
133 will be on earnings and the financial position of Bionet, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

Note 2.  Business acquisitions

On May 29, 1998, Bionet completed a merger agreement whereby
2,000,000 shares of its restricted common stock became issuable to the shareholders of Immune Technologies, Inc. (ITI) in exchange for certain assets of ITI. ITI had been a client of Bionet and Bionet had advanced an aggregate of $79,800 to Immune during 1997 and 1998 to assist in meeting that company's working capital requirements. Immune to date has been engaged in research and development of technology it hopes to utilize in the diagnosis and treatment of animal diseases.

The assets acquired from ITI consist of cash, inventory and fixed assets aggregating $100,972 at the purchase date based on original cost. No adjustments were made to the carryover values of these assets. The fair value of the stock issued in the transaction amounted to $1,000,000 based upon the closing price of Bionet's common stock at the merger date of $.50 per share. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by Bionet and has been charged to expense during the current year. Bionet believes that this charge-off is appropriate as the acquired business has not begun commercial operation and Bionet has no indication that its products or processes for the treatment of animal diseases will be commercially successful if operations commence. The controlling shareholders of Immune retained a significant ownership interest in the acquired business as a result of number of shares issued to complete the asset purchase.

On August 18, 1998, completed an agreement of sale/exchange whereby the Company agreed to issued 1,900,000 shares of its restricted common stock to the certain shareholders of Greengold Corporation (Greengold) in exchange for 80% of the outstanding common stock of Greengold. Greengold to date has been engaged in research and development of technology it hopes to utilize in the recycling and disposal of hog farm waste.

The assets and liabilities of Greengold consist of patent costs of $7,500 and accounts payable of $28,649 at the acquisition date. The fair value of the assets and liabilities acquired are based on cost in the case of assets and stated value for the liabilities assumed. The fair value of the stock issued in the transaction amounted to $475,000 based upon the closing price of Bionet's common stock at the merger date of $.25 per share. The excess of the fair value of the purchase price over the assets acquired has been treated as the purchase of research and development costs by Bionet and has been charged to expense during the current year. Bionet believes that this charge-off is appropriate as the acquired business has not begun commercial operation and Bionet has no indication that its process to dispose of hog farm waste will be commercially successful if operations commence. The former controlling shareholders of Greengold retained a significant ownership interest in the acquired business as a result of number of shares issued to complete the merger.

Had the above described acquisitions occurred at the beginning of the fiscal year ended January 31, 1999, Bionet's results of operations would be as follows:

Revenues                $      -
Net loss                $(2,099,874)
Basic loss per share    $     (.29)

Note 3.  Investments

Common stock of client companies was issued to Bionet as payment for its services and was recorded as revenue ratably over the term of the consulting contract. As indicated in Note 1, Bionet has completed termination agreements with all of its consulting clients.

Trading Securities:

At January 31, 1999 Bionet had investments in listed common equity securities as follows:

                                               Historical    Fair
                                      Shares      Cost       Value
Free trading shares:
National Sorbents, Inc.               88,000    $264,000   $ 99,000
First Nordic                          55,000       5,000       -
                                                --------   --------
                                                $269,250   $ 99,000

Fair value of securities as of January 31, 1999 was determined by reference to prices quoted on the NASDAQ OTC Bulletin Board.

The shares of National Sorbents, Inc. were issued to Bionet during November 1995. At January 31, 1997, the Board of Directors determined that intervening events and circumstances had arisen that would require adjustment of the fair value of these securities as of January 31, 1997 to zero value. Specifically, Bionet has suffered significant deterioration of financial position and results of operations and has halted its efforts to register its securities for public sale. During the year ended January 31, 1998, this client company was able to establish limited trading of its securities in the over the counter market.

Available For Sale Securities:

At January 31, 1998 Bionet had investments in common equity securities for which no public market exists as follows:
                                          Historical       Fair
                                 Shares      Cost          Value
Rubicon Sports, Inc.              25,000    $  37,500    $  62,500
Immune Technologies, Inc.         10,000       15,000         -
Casinovations Incorporated        29,100       43,650       72,750
                                           ----------    ----------
                                           $   96,150    $  135,250

The securities of Rubicon Sports, Inc and Casinovations Incorporated were valued at their fair value, which in both cases amounted to $2.50 per share. Both of these companies have continued private offerings of their securities at $2.50 per share during the year ended January 31, 1999. No intervening events or circumstances occurred subsequent to the valuation of these securities that would require an adjustment to their valuation as of January 31, 1999. The shares of Immune Technologies, Inc. have been reduced to a zero value as that company became an inactive shell company as a result of the business acquisition described in Note 2.

Bionet has had no activity in the number of shares owned for any investment classified as available for sale during the years ended January 31, 1999 and 1998.

During the year ended January 31, 1999, Bionet completed the following transactions with respect to its portfolio of trading securities:

Sales for cash
                                 Shares      Proceeds      Gain
Players Network, Inc.            25,000     $ 43,282      $  5,782
Coronado Industries, Inc.       100,000     $ 88,412      $ 28,412

During the year ended January 31, 1998, Bionet completed the following transactions with respect to its portfolio of trading securities:

Sales for cash
                                 Shares      Proceeds    Gain (Loss)
National Sorbents, Inc.          40,000     $  7,520      $(52,480)
Gaming Ventures, Inc.            13,444     $ 32,988      $ 12,822
Level Best Golf                  48,101     $132,606      $ 60,455

Note 4.  Furniture and equipment

Furniture and equipment consists of the following at January 31, 1999:

  Office equipment                                $ 27,007
  Lab equipment                                     92,757
  Leasehold improvements                            15,100
                                                  --------
                                                   134,864
  Less accumulated depreciation                    (13,049)
                                                  --------
                                                  $121,815

Depreciation expense charged to operations was $9,838 and $1,343 during the years ended January 31, 1999 and 1998 respectively.

Note 5.  Capital share transactions

During the year ended January 31, 1998 Bionet issued 380,674 shares of its common stock to a limited investor group for cash aggregating $99,960.

During the year ended January 31, 1999 Bionet issued 760,294 shares of its common stock to a limited investor group for cash aggregating $197,683 and collected an additional $150,329 in cash and converted $197,938 of shareholder debt in exchange for subscriptions to its restricted common stock. The subscribed stock will be issued at $.19 per share based in the trading value of Bionet's common stock at September 30, 1998, the date of the subscription.

Additionally during 1999, Bionet issued an aggregate of 3,900,000 shares of its common stock for the acquisitions of ITI and GGC (see Note
2).

In connection with an employment contract with its president, Bionet issued 5,000 shares of its $.001 par value preferred stock at a nominal value of $1.00 per share for services provided by the officer. Bionet charged an amount of $5,000 to compensation expense in connection with the issuance of preferred stock. The shares are convertible into common stock at the rate of 1,000 shares of common stock for each share of preferred stock to be converted. Conversion rights vest to the officer based upon performance goals for Bionet as included in the employment contract.

During the year ended January 31, 1999, the first performance goal was attained whereby Bionet became obligated to convert 250 shares of the preferred stock into its restricted common stock. The fair value of the common stock at the vesting date (May 29, 1998) amounted to $.50 per share based upon the bid value of the stock. Bionet has recorded $125,000 of compensation expense in connection with the vesting of the conversion rights. Additional vesting of the conversion rights will be based upon the maintenance of minimum bid prices of Bionet's common stock for a thirty day period at the following levels: 250 shares at $.50, 250 shares at $.75, 250 shares at $1.50, balance of the shares (4,000) 250 shares are convertible for each $.50 increase in the minimum bid price for the thirty day period or upon Bionet achieving an annual net profits and annual increases thereof of $.05 per share for each subsequent 250 share preferred stock series. Subsequent to January 31, 1999, 500 shares of the preferred stock became convertible.

During the year ended January 31, 1999, Bionet issued an aggregate of 1,125,000 shares of its common stock as compensation to an officer and others for services performed and to be performed for Bionet. The shares were valued at fair value based on the bid price of Bionet's common stock ($.19 per share) at September 30, 1998, the date that the compensation shares were approved by Bionet and the recipients. The value of the compensation shares issued for future services amounted to $95,000 and has been shown in the accompanying financial statements as unearned services, a reduction of stockholders' equity. This amount will be recorded as expense during the year ended January 31, 2000.

Note 6.  Commitments

Bionet has entered into an operating lease for its office and research facility which calls for annual rental payments aggregating $19,200. The lease term extends through June 30, 2003. Minimum annual rental payments under the lease are as follows for the years ended January 31, 2000 through 2003: 2000 - $19,200; 2001 - $19,200; 2002 -
$19,200; 2003 - $8,000.

Rent expense amounted to $14,558 and $5,590 for the years ended January 31, 1999 and 1998, respectively.

Bionet has entered into an employment agreement with its president Dated December 28, 1998, which provides for annual compensation and benefits aggregating $153,000 for the year ended January 31, 2000 and $168,000 annually thereafter through 2003.

Note 7. Income taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Bionet currently has net tax operating loss carryforwards aggregating approximately $2,800,000 which expire beginning in 2008. The principal difference between Bionet's book operating losses and income tax operating losses results from recognition of unrealized gains or losses on securities owned for financial statement purposes. The deferred tax asset resulting from the operating loss carryforward described above (approximately $952,000) has been fully reserved. The increase in the reserve during the year ended January 31, 1999 amounted to approximately $665,000.

Note 8. Stock option plan

During 1995, Bionet adopted the 1995 Non-Statutory Stock Option
Plan which provides for granting to Bionet's officers, directors, employees and certain other individuals who consult with or advise the Company, options to acquire up to 750,000 shares of Bionet's common stock. The shares issuable under the 1995 plan are at a price not less than 85% of the fair market value of the stock on the date of grant. The exercise periods of the options are not to exceed ten years. No options have been granted pursuant to the plan as of January 31, 1999.

In connection with the employment agreement disclosed in Note 6, the Company's president was granted options to purchase 750,000 shares of Bionet's common stock at an exercise price of $.19 per share, the fair value of the common stock (based on the closing bid price for the Company's common stock) at the date specified for the option grant (March 26, 1998) as previously approved by Bionet's Board of Directors. The option is exercisable for a five-year period. Bionet has not recorded compensation expense in connection with the option grantThe fair value of the options at the date of grant was estimated using the Black-Scholes model with assumptions as follows:

Market value                  $ .19
Expected life in years            5
Interest rate                   6.5%
Volatility                      10%
Dividend yield                0.00%

The average fair value of the options granted during 1999 amounted to $.05 per option. Stock based compensation costs would have increased pretax losses by $39,150 ($.00 per share) 1999 if the fair value of the options granted during the year had been recognized as compensation expense.

Note 9. Related Party Transactions.

During the years ended January 31, 1999 and 1998, Bionet's former president who is currently a major shareholder of Bionet made working capital advances to Bionet of $108,119 and $86,819, respectively. The shareholder has agreed to convert the balance due to him at January 31, 1999 into shares of Bionet's restricted common at a conversion rate of $.19 per share. The stock price represents the trading bid price of Bionet's common stock as of the date the conversion was approved by Bionet's Board of Directors.

Note 10. Supplemental Statement of Operations Information.

During the years ended January 31, 1999 and 1998, Bionet incurred
$833,850 and $217,052 of general and administrative expenses respectively, the components of which are as follows:

                                                 1999          1998
        Employee compensation                 $474,913        $101,702
        Consulting expense                     129,706            -
        Travel expense                          22,270          18,106
        Professional fees                       42,012          20,271
        Insurance                               45,931            -

        Rent                                    14,558           5,590
        Depreciation & amortization             10,917           1,344
        Research & development                  23,930            -
        Moving expense                          19,233            -
        Maintenance                              7,723            -
        Telephone expense                        6,208          10,401
        Other expenses                          57,621          59,638
                                              --------        --------
                                              $855,022        $217,052

                             PART II
                INFORMATION NOT REQUIRED BY PROSPECTUS

Item 24.	Indemnification of Officers and Directors.

The By-Laws of Bionet provides that a director of the registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (b) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and (c) pursuant to Nevada law for any transaction from which the director derived an improper personal benefit. Registrant's By-Laws exculpates and indemnifies the directors, officers, employees, and agents of the registrant from and against certain liabilities. Further the By-Laws also provides that the Registrant shall indemnify to the full extent permitted under Nevada law any director, officer employee or agent of Registrant who has served as a director, officer, employee or agent or the Registrant or, at the Registrant's request, has served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

INDEMNIFICATION OF OFFICERS OR PERSONS CONTROLLING BIONET FOR
LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, IS HELD TO BE AGAINST PUBLIC POLICY BY THE SECURITIES AND EXCHANGE COMMISSION AND IS THEREFORE UNENFORCEABLE.

Item 25.   Other Expenses of Issuance and Distribution.

Other expenses in connection with this offering which will be paid by Bionet are estimated to be substantially as follows:

                                                               Amount
                                                              Payable
Item                                                        By Company
S.E.C. Registration Fees                                        350.00
State Securities Laws (Blue Sky) Fees and Expenses                 .00
Printing and Engraving Fees                                   1,500.00
Legal Fees                                                   15,000.00
Accounting Fees and Expenses                                  5,000.00
Transfer Agent's Fees                                           500.00
Miscellaneous                                                   500.00

Total                                                       $22,850.00

Item 26.   Recent Sales of Unregistered Securities.

Name                                      Total Number                     cash
                        Date Issued         of common shares             payment

Wilhelm Schleidt             5/20/96             1,000                    2.75
Johnny Wong                  7/19/96             3,000                   2.625
Jared Mcgowan                8/29/96             1,000                   2.812
Mark Mcalister                9/4/97            40,000                    0.25
Mark Schklar                  9/4/97            20,000                    0.25
Michael Schklar               9/4/97            20,000                    0.25
Johnny and Barbara Wong TTEES 9/4/97            20,000                    0.25
U/A DTD 7/16/80 FBO Johnny and Barbara Wong
Paul Spiegler and Renee
   Spiegler JT TN             9/4/97            40,000                    0.25
James Yanai                   9/4/97            16,000                    0.25
Kazu Fujita                   9/4/97            20,000                    0.25
John Polli                    9/4/97            25,000                    0.25
Mark Schklar                 10/9/97            20,000                    0.25
Michael Schklar              10/9/97            15,000                    0.25
Mark Mcalister               12/8/97            60,000                    0.25
Itsuo Shiotani               12/8/97             8,000                    0.25
Elizabeth Gheen              1/23/98            48,000                  0.3125
Mitsuo Tatsugawa Defined
    Benefit                  2/25/98            28,674                  0.3125
Pension Plan U/A DTD 9/1/88
James Yanai                  2/25/98            15,000                  0.3125




Johnny and Barbara
    Wong TTEES               2/25/98            15,000                  0.3125
U/A DTD 7/16/80 FBO
   Johnny and Barbara Wong
Immune Technologies           5/8/98         2,000,000                  22.12%
Marcorp, Inc.                6/26/98             6,200                    0.25
Larry Zonner                 9/24/98             1,500                   0.156
Parool A Vyas                9/24/98             2,000                   0.156
Larry Zonner                10/16/98             4,500                    0.16
Kieth Gold                  10/21/98            40,936                   0.187
Peter Polakoff               11/4/98            10,000                    0.25
Nick Davidge                 11/4/98            40,000                    0.25
Tomas and Susan Lanzaro
    JT TEN                   4/28/98            40,000                   0.375
Ronald Conklin               4/28/98            60,000                   0.375
Anthony Bertrami             4/28/98            40,000                   0.375
Harvey Brice                 4/28/98            60,000                   0.375
Leon Ruchlamer               4/28/98           100,000                   0.375
Harvey Brice                11/18/98            66,666                   0.375
Nick Davidge                11/20/98            20,000                     0.5
Cynthia Levine              11/23/98            40,000                     0.5
Anthony Bertrami            11/23/98            20,000                     0.5
Lionel Nakisher             11/23/98            20,000                     0.5
Yochanan Ben-Ner            12/15/98            60,000                   0.468
Ralph and Carol Lynn
    Kingrey                 12/28/98            20,000                   0.218
Kingrey JT TEN
Theodore Kolbert            12/28/98             6,000                   0.218
Peter Polakoff              12/28/98            10,000                   0.218
Ronald Conklin              12/28/98            20,000                   0.218
Timothy Miles               12/28/98         1,731,421                    0.19
L. Alan Schafler            12/28/98           500,000                    0.16
Ann B Anderson              12/29/98            12,500                   0.218
Jarrod Ray Kingrey           1/13/99             2,850                   0.937
Bruce E Winter  DTD 3-20-92  3/30/99            27,778                   0.687
Bruce E Winter TTEE
Elizabeth Gheen              3/29/99           275,000                    0.45
Alan Filson                  3/29/99           132,000                    0.45
Mitsuo Tatsugawa             3/29/99           250,000                    0.45
Timothy Miles                3/29/99           125,000                    0.45
Kevin Tatsugawa              3/29/99            11,250                    0.45
Laurie Tatsugawa             3/29/99            17,500                    0.45

These sales were made pursuant to an exemption from registration
pursuant to Section 505 of Regulation D.   Based on subscription
agreement disclosure received from each investor, the offering was made
to no more than 35 non-sophisticated investors.   The offering was
approved and/or exempted by the required states and the appropriate Form D was filed with the Securities and Exchange Commission.

During June 1998, we issued 2,000,000 common shares to Immune
Technologies, Inc. which were subsequently distributed to its
shareholders.   The issuance was made pursuant to Rule 505 of
Regulation D of the Securities Act of 1933.  The Form D was not timely
filed.   These issuances were made to no more than 35 non-accredited investors based on management's inquiries of each shareholder.

During August 1998, we issued 1,900,000 shares of our restricted common stock to the shareholders of Greengold Corporation in exchange for 100%
of the outstanding common stock of Greengold.   This issuance was made
to four unaffiliated individuals pursuant to an exemption from registration under Section 4(2) of the Act.

Item 27. Exhibit Index.

 The following of exhibits are filed with this report:
(1)      Not Applicable
(2)      Articles of Incorporation incorporated by reference to Form
           10SB File Number 0-25792
(2.1)    Articles of Merger incorporated by reference to Form 10SB,
         File Number 0-25792
(2.2)    Bylaws incorporated by reference to Form 10SB, File
         Number 0-25792
(3)      common stock Certificate incorporated by reference to Form
         10SB, File Number 0-25792
(4)      Not Applicable
(5)      Opinion re: legality and consent of Jody M. Walker, Attorney-
         at-Law
(6)      Not Applicable
(7)      Not Applicable
(8)      Not Applicable
(9)      Not Applicable
(10.1)   Purchase and Sale Agreement dated May, 1998 between the
           Company and Immune Technologies, Inc. incorporated by
           reference to Form SB-2 file No. 333-77461
(11)     Not Applicable
(12)     1995 Non-Statutory Stock Option Plan incorporated by reference to Amendment 3 to Form 10SB, File Number 0-25792
(13)     Not Applicable
(14)     Not Applicable
(15)     Not Applicable
(16)     Not Applicable
(17)     Not Applicable
(18)     Not Applicable
(19)     Not Applicable
(20)     Not Applicable
(21)     Subsidiaries of the registrant
(22)     Not Applicable
(23)     Consent of James E. Scheifley & Associates, P.C.
(24)     Not Applicable
(25)     Not Applicable
(26)     Not Applicable
(27)     Financial Data Schedule
(28)     Not Applicable

Item 28.  Undertaking.

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the Registration Statement.

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Delivery of Certificates. The undersigned registrant hereby undertakes to provide to the Transfer Agent at the closing, certificates in the denominations and registered in the names as are required by the Transfer Agent to permit prompt delivery to each purchaser.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Bionet's Articles of Incorporation or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by this director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jupiter, State of Florida on the 23rd day of April, 2000.

                                       BioNet Technologies, Inc.


                                        /s/ L. Alan Schafler
                                        -------------------------------
-
                                        By: L. Alan Schafler, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


Signature                               Capacity                   Date


/s/L. Alan Schafler       Principal Executive Officer       April 23, 2000
-------------------        Principal Financial Officer
L. Alan Schafler              Controller/Director

/s/Erich Schmid                  Director                   April 23, 2000
-------------------
Eerich Schmid

/s/James Yanai                 Director                     April 23, 2000
-------------------
James Yanai
